Exhibit j under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K



                              Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions " Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated September 17, 1999 in Post-Effective Amendment Number 35 to the Registration Statement (Form N-1A No. 33-31602) of Trust for U.S. Treasury Obligations dated September 30, 1999.



                                                           /s/ Ernst & Young LLP
                                                               Ernst & Young LLP


Boston, Massachusetts
September 24, 1999